UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 15, 2021

AMC Networks Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 1-35106

Delaware	27-5403694
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11 Penn Plaza,
New York, NY	10001
(Address of principal executive offices)	(Zip Code)

(212) 324-8500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	AMCX	The	NASDAQ	Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Christina Spade, Executive Vice President and Chief Financial Officer

On January 12, 2021, the Board of Directors of AMC Networks Inc. (the “Company”) appointed Christina Spade, age 51, as Executive Vice President and Chief Financial Officer of the Company effective January 15, 2021.

Ms. Spade was Executive Vice President, Chief Financial Officer of ViacomCBS Inc. (formerly, CBS Corporation, which is the surviving corporation from the merger of Viacom and CBS in December 2019) from October 2018 through August 2020. Prior to that, Ms. Spade served as Executive Vice President, Chief Financial Officer and Strategy for Showtime Networks (“Showtime”) since 2013. Previously, Ms. Spade served as Senior Vice President, Affiliate Finance and Business Operations for Showtime since 2003. Prior to joining Showtime in 1997, Ms. Spade was an Audit Manager with PricewaterhouseCoopers LLP in its Entertainment, Media and Communications practice.

In connection with Ms. Spade’s appointment, Ms. Spade and the Company entered into an employment agreement dated January 12, 2021 (the “Employment Agreement”), which became effective as of January 15, 2021 (the “Effective Date”). Ms. Spade will receive a minimum annual base salary of $1,150,000 (subject to annual review and potential increase in the discretion of the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”)) and an annual target bonus opportunity equal to 150% of annual base salary in the discretion of the Compensation Committee. Ms. Spade will be eligible for our standard benefits program, subject to meeting the relevant eligibility requirements, payment of required premiums and the terms of the plans. The Employment Agreement provides that, beginning in 2021, it is expected that Ms. Spade’s participation in the Company’s long-term equity and other incentive programs will consist of annual grants of cash and/or equity awards with a target value of not less than $3,000,000, as determined by the Compensation Committee. In addition, Ms. Spade will be eligible to receive, subject to Ms. Spade’s continued employment with the Company, a one-time lump sum cash bonus equal to $50,000, no later than 60 days following the Effective Date.

If, prior to March 31, 2024 (the “Expiration Date”), Ms. Spade’s employment with the Company is terminated (i) by the Company other than for Cause (as defined in the Employment Agreement) or (ii) by Ms. Spade for Good Reason (as defined in the Employment Agreement) other than if Cause exists, then, subject to Ms. Spade’s execution and effectiveness of a severance agreement satisfactory to the Company (including, without limitation, a full and complete general release in favor of the Company and its affiliates (subject to customary carve outs) and non-competition, non-solicitation, non-disparagement, confidentiality and further cooperation obligations and restrictions on Ms. Spade), the Company will provide Ms. Spade with the following benefits and rights:

a.a cash severance payment in an amount equal to not less than two times the sum of Ms. Spade’s annual base salary and annual target bonus as in effect at the time of termination of employment;
b.a prorated bonus for the year of termination and, to the extent termination occurs prior to the payment of an annual bonus for the preceding year, an annual bonus for the preceding year, in each case, if and when other similarly situated employees receive payment of bonuses for such years as determined by the Compensation Committee in its sole discretion and subject to the satisfaction of any applicable Company and business-unit performance objectives without adjustment for individual performance;
c.each of Ms. Spade’s outstanding long-term cash incentive awards and performance-based restricted stock awards shall immediately vest in full and be payable at the same time as such awards are paid to active employees of the Company and the payment amount of such awards shall be to the same extent that other similarly situated active employees receive payment as determined by the Compensation Committee (subject to the satisfaction of any applicable performance criteria);
d.each of Ms. Spade’s outstanding restricted stock or restricted stock unit awards (including restricted stock unit awards that are subject to achievement of a performance condition and restricted stock unit awards that have no performance conditions) will continue to vest in accordance with their original vesting schedule;
e.each of Ms. Spade’s outstanding stock options and stock appreciation awards under plans of the Company, if any, will continue to vest in accordance with their original vesting schedule and she will have the right to exercise each of those options and stock appreciation awards for the remainder of the term of such option or award.

If Ms. Spade ceases to be an employee of the Company prior to the Expiration Date as a result of her death or physical or mental disability, and at such time Cause does not exist, subject to Ms. Spade’s execution of a separation agreement (other than in the case of death), the Company will pay Ms. Spade (or her estate or beneficiary) the benefits and rights set forth in (b)

above, and each of Ms. Spade’s outstanding equity and cash incentive awards will vest and pay in full, whether or not subject to performance criteria. Any such award that is subject to performance criteria will vest and pay at the target level unless the performance measurement period for such award has been completed prior to the date of termination, in which case the award will vest and pay when and to the same extent as the awards held by other employees, subject to the satisfaction of the performance criteria.

In connection with any termination of Ms. Spade’s employment, other than as specifically provided above, all equity or cash incentive grants or awards she may then have outstanding will be treated in accordance with their terms and nothing in the Employment Agreement is intended to limit any more favorable rights to which Ms. Spade is entitled under the terms of her equity or cash incentive grants or awards, including in the event of a termination of employment, a “going private transaction” or a “change of control” (as such terms are defined in the award agreements).

The Employment Agreement contains certain covenants by Ms. Spade, including a non-competition agreement that restricts Ms. Spade’s ability to engage in competitive activities until the first anniversary of the termination of her employment with the Company, if such termination occurs prior to the Expiration Date.

If any payment due under the Employment Agreement would result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code, the Company will instead pay Ms. Spade either (a) the amount of that payment or (b) the maximum amount that could be paid to Ms. Spade without the imposition of the excise tax, depending on whichever amount results in Ms. Spade receiving the greater amount of after-tax proceeds.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMC Networks Inc.

Date:	January 15, 2021	By:	/s/ Anne G. Kelly
Anne G. Kelly
Senior Vice President and Corporate Secretary